UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American HomePatient, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	62-1474680

(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027
(Address of Principal Executive Offices)
(Zip Code)

Amended and Restated American HomePatient, Inc.
1991 Nonqualified Stock Option Plan
(Full Name of the Plan)

Stephen L. Clanton, 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027
(Name and address of agent for service)

(615) 221-8884
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed
Title of Securities	Amount to be	Maximum Offering	Proposed Maximum	Amount of
to be Registered	Registered (1)	Price Per Share (2)	Aggregate Offering Price (2)	Registration Fee
Common Stock $.01 par value	500,000 shares	$2.56	$1,280,000	$150.66

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the stock option plan described herein, as well as an indeterminate number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the plan.

(2) Pursuant to Rule 457, the offering price is calculated on the basis of the average of the bid and asked prices for the Common Stock on the Over the Counter Bulletin Board on May 16, 2005.

EXHIBIT INDEX BEGINS ON PAGE 5

SIGNATURES
EXHIBIT INDEX
Ex-5.1 Opinion of Harwell Howard Hyne Gabbert & Manner, P.C.
Ex-10.1 Amendment No. 1 to Amended and Restated American HomePatient, Inc. 1991 Non-Qualified Stock Option Plan
Ex-23.1 Consent of KPMG LLP
Ex-23.2 Consent of Deloitte & Touche LLP

     The purpose of this Registration Statement is to register 500,000 additional shares of American HomePatient, Inc. (the “Registrant”) Common Stock authorized for issuance by the Amended and Restated American HomePatient, Inc. 1991 Nonqualified Stock Option Plan (the “Plan”) as approved by the Registrant’s Board of Directors on March 2, 2005. The Registrant’s registration statement on Form S-8 relating to 500,000 shares of Common Stock (file number 33-64292), as filed with the Securities and Exchange Commission on June 9, 1993, as amended, is hereby incorporated by reference in its entirety and is modified only in respect to the number of shares of Common Stock reserved for issuance under the Plan, which is now 5,000,000 shares, (pursuant to Amendment No. 1 to the Plan attached hereto as Exhibit 10.1).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on May 17, 2005.

AMERICAN HOMEPATIENT, INC.

By:	/s/ Stephen L. Clanton Stephen L. Clanton Executive Vice President & Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Henry T. Blackstock Henry T. Blackstock	Director	May 17, 2005

/s/ Joseph F. Furlong, III Joseph F. Furlong, III	Director, President, and Chief Executive Officer	May 17, 2005

/s/ Donald R. Millard Donald R. Millard	Director	May 17, 2005

/s/ W. Wayne Woody W. Wayne Woody	Director	May 17, 2005
/s/ William C. O’Neil, Jr. William C. O’Neil, Jr.	Director	May 17, 2005

/s/ Stephen L. Clanton Stephen L. Clanton	Executive Vice President & Chief Financial Officer	May 17, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement No. 33-42777 on Form S-1).

3.2
Certificate of Amendment to the Certificate of Incorporation of the Company dated October 31, 1991 (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement No. 33-42777 on Form S-1).

3.3	Certificate of Amendment to the Certificate of Incorporation of the Company Dated May 14, 1992 (incorporated by reference to the Company’s Registration Statement on Form S-8 dated February 16, 1993).

3.4
Certificate of Ownership and Merger merging American HomePatient, Inc. into Diversicare Inc. dated May 11, 1994 (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement No.33-89568 on Form S-2).

3.5
Certificate of Amendment to the Certificate of Incorporation of the Company dated July 8, 1996 (incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

3.6	Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement No. 33-42777 on Form S-1).

5.1	Opinion of Harwell Howard Hyne Gabbert & Manner, P.C. (including consent of such counsel).

10.1	Amendment No. 1 to Amended and Restated American HomePatient, Inc. 1991 Non-Qualified Stock Option Plan.

23.1	Consent of KPMG LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Harwell Howard Hyne Gabbert & Manner, P.C. (see Exhibit 5.1).